United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  October 27, 2014

(Date of earliest event reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873

(Address of principal executive offices)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On and effective October 27, 2014, the Board of Directors (the “Board”) of Realty Income Corporation (the “Company”), approved modifications to the Company’s form of indemnification agreement for its officers and directors.  The following is a summary of the modifications to the form of indemnification agreement, which is qualified in its entirety by reference to, and should be read in conjunction with, the form of indemnification agreement filed as Exhibit 10.1 hereto.

The modifications to the form of indemnification agreement include, among other things, (i) revisions to certain definitions, including “Change in Control,” “Corporate Status,” “Expenses,” and “Proceeding;” (ii) changes to the provisions regarding the standard for indemnification to more closely track the language of the Maryland General Corporation Law, the statute pursuant to which the Company was incorporated; (iii) changes to certain provisions to clarify the services provided by the indemnitee; (iv) revisions to the provisions regarding the indemnification and advance of expenses, and the remedies available to the indemnitee; (v) changes to the provisions related to the procedures, limitations and presumptions surrounding the indemnitee’s right to indemnification; (vii) changes to the provisions regarding the Company’s insurance policies; and (vii) adding a provision waiving the Company’s right to contribution under certain circumstances.  The Company intends to have its directors and officers replace their existing indemnification agreements with the revised form.  Under both the current indemnification agreements and the agreement as revised, the Company will indemnify directors and officers to the maximum extent permitted under Maryland law.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, the Board appointed Stephen E. Sterrett to the Board.  The Board has affirmatively determined that Mr. Sterrett is “independent” after applying the Company’s categorical standards contained in its Corporate Governance Guidelines.  In connection with the appointment of Mr. Sterrett to the Board, the Board was increased in size from seven to eight members.  The addition of Mr. Sterrett also increases the number of independent directors of the Company from six to seven directors.

Pursuant to the terms of the Company’s 2012 Incentive Award Plan, as amended, upon election to the Board, Mr. Sterrett automatically received a grant of 4,000 shares of our common stock, which will vest evenly over three years.

As a non-employee director, Mr. Sterrett will receive compensation in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 21, 2014. This compensation generally consists of an annual cash retainer of $15,000, and fees of $1,000 per meeting attended in person and $500 for telephonic attendance.

In connection with his appointment, the Company and Mr. Sterrett intend to enter into an indemnification agreement in the form as described herein and filed as Exhibit 10.1 hereto.

There are no understandings or arrangements between Mr. Sterrett or any other person and the Company or any of its subsidiaries pursuant to which Mr. Sterrett was selected to serve as a director of the Company.  There are no family relationships between Mr. Sterrett and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Sterrett or any of his immediate family members and the Company or any of its subsidiaries.

Mr. Sterrett is Senior Executive Vice President and Chief Financial Officer of Simon Property Group, Inc. (“Simon”).  Mr. Sterrett has served as Senior Executive Vice President at Simon since 2011, and Chief Financial Officer since 2000.  Simon has previously announced that Mr. Sterrett intends to retire from his current position. Mr. Sterrett is a graduate of Indiana University with a Bachelor of Science degree in Accounting and a Master of Business Administration degree in Finance.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

	10.1	Form of Indemnification Agreement for directors and officers of Realty Income Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2014	REALTY INCOME CORPORATION

	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Indemnification Agreement for directors and officers of Realty Income Corporation